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Weyerhaeuser Company and Subsidiaries

EXHIBIT 12(d) - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

         WEYERHAEUSER COMPANY WITH ITS WEYERHAEUSER REAL ESTATE COMPANY
                         AND OTHER RELATED SUBSIDIARIES
       ACCOUNTED FOR ON THE EQUITY METHOD, BUT EXCLUDING THE UNDISTRIBUTED
                        EARNINGS OF THOSE SUBSIDIARIES
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
                    PREFERRED AND PREFERENCE SHARE DIVIDENDS
                          (Dollar amounts in thousands)




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
                                                                   2002           2001           2000          1999        1998
                                                                 ----------    ----------     ----------    ----------   --------
Available earnings:
    Earnings before interest expense, amortization of
      debt expense, income taxes and cumulative effect
      of a change in an accounting principle                      1,141,706       854,436      1,658,343     1,232,822    719,026
    Add interest portion of rental expense                           50,748        42,694         39,102        24,973     21,836
                                                                 ----------    ----------     ----------    ----------   --------
                                                                  1,192,454       897,130      1,697,445     1,257,795    740,862
                                                                 ----------    ----------     ----------    ----------   --------

    Deduct undistributed earnings of equity affiliates               (4,517)      (29,781)       (24,021)      (20,456)   (29,893)
                                                                 ----------    ----------     ----------    ----------   --------

    Deduct undistributed earnings before income taxes of Weyerhaeuser Real Estate Company and other related subsidiaries:

        Deduct pretax earnings                                     (335,911)     (264,648)      (259,449)     (189,885)  (124,422)
        Add back dividends paid to Weyerhaeuser Company             170,000        30,000             --       100,000    190,000
                                                                 ----------    ----------     ----------    ----------   --------
        Undistributed earnings                                     (165,911)     (234,648)      (259,449)      (89,885)    65,578
                                                                 ----------    ----------     ----------    ----------   --------

    Available earnings before cumulative effect of a
      change in an accounting principle                           1,022,026       632,701      1,413,975     1,147,454    776,547
                                                                 ==========    ==========     ==========    ==========   ========

Fixed charges and preferred and preference share dividends:

    Interest expense incurred                                       797,071       353,365        352,341       274,599    260,014
    Amortization of debt expense                                     24,124         4,642          3,331         3,957      3,595
    Interest portion of rental expense                               50,748        42,694         39,102        24,973     21,836
    Preferred and preference share dividends                             --            --             --            --         --
                                                                 ----------    ----------     ----------    ----------   --------
    Total fixed charges and preferred and preference
      share dividends                                               871,943       400,701        394,774       303,529    285,445
                                                                 ==========    ==========     ==========    ==========   ========
Ratio of earnings to fixed charges and preferred and
  preference share dividends                                           1.17 x        1.58 x         3.58 x        3.78 x     2.72 x
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